Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Global Wataire, Inc.
534 Delaware, Suite 412
Buffalo, New York 14202


     We consent to the incorporation in the Registration Statement on Form SB-2 of Global Wataire, Inc. of our report dated December 6, 2006 with respect to the balance sheets of Global Wataire, Inc. as of August 31, 2006 and 2005, and the related statements of operations, changes in stockholder's deficit and cash flows for the years then ended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/  ROTENBERG  &  CO.,  LLP


Rochester,  New  York
  September  26,  2007